Exhibit 99.1

Announcement

NDS ANNOUNCES ACQUISITION OF JUNGO LTD., A LEADING PROVIDER OF SOFTWARE FOR RESIDENTIAL GATEWAYS

Highlights:

•	Jungo brings to NDS its vast experience in embedded software for home networks and IP service delivery devices

•	Acquisition enhances NDS’ position in the growing broadband television market

•	Jungo’s products and expertise further accelerate introduction of new end-to-end solutions for the converging broadcast/broadband market

•	Jungo’s market presence in major telcos will help NDS promote its Synamedia IPTV system offerings.

•	Total consideration of up to $107.5 million in cash

London, UK – December 4 2006 – NDS Group Plc, the leading provider of technology solutions for digital pay-TV, today announced the acquisition of 100% of the share capital of Jungo Ltd, a leader in residential gateway software, for an aggregate consideration of up to $107.5 million in cash. This includes $17 million of earn-out payment contingent on the attainment of certain fiscal targets for the 12-month period following completion. Completion is expected to occur during the first calendar quarter of 2007.

Jungo’s numerous innovations include OpenRG™, a complete and integrated middleware software platform for deployment on network devices in the digital home and small office including triple play residential gateways, home/SOHO routers, wireless access points, cable/DSL routers and voice gateways. Jungo’s customers are leading residential gateway manufacturers like Actiontec, Cisco, Pirelli, Sagem, Siemens and Westell, who sell their residential gateways to major broadband pay-TV operators such as France Telecom, NTT, Qwest, Telecom Italia, Verizon and others.

Residential gateways, have grown in sophistication, and are increasingly deployed by telcos as the main service termination point in the customer premises for the delivery of a variety of value added services including broadband data, IPTV, voice over internet protocol (VoIP) telephony, video telephony and convergent wireless/wireline telephony. The residential gateway and the software contained in it act as the interface between the broadband network and the various consumer electronic devices that are attached in the home network including IPTV set-top boxes.

The residential gateway plays a key role in controlling the quality and management of the individual services, such as video, data and telephony. Providing the key underlying software for both the residential gateway and the set-top box will allow NDS to offer a unique solution for an enhanced, optimized and managed video over broadband service. In addition, the collaboration between the two devices in the home network will accelerate the introduction of new and innovative convergent services such as enabling the set-top box to access music, video and pictures stored on PCs in the home network, archiving of digital content stored on the DVR and video conferencing via VoIP.

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Announcement

Jungo is a profitable and fast growing company. In the nine months ending 30 September 2006 the company’s revenues grew by more than 100 percent to USD 11.4 million.

Dr Abe Peled, NDS President and CEO said, “The acquisition of Jungo positions NDS to better serve the ever-increasing need of pay-TV and telecom network operators to offer reliable video over broadband services. We are extremely excited about joining forces with the Jungo team to achieve our shared vision of securing and enabling content any time anywhere and on any device. We are of course committed to serving all of Jungo’s current customers after the transaction closes, as well as helping the Jungo team expand their market penetration worldwide.”

Jungo will continue to operate as a separate unit within NDS under the leadership of the current management team. It will focus its activities on the residential gateway software market while closely collaborating with other NDS business groups to forge stronger relationships with broadband customers and to offer new and innovative end-to-end solutions.

Ofer Vilenski, CEO of Jungo, commented, “This is an exciting time for Broadband. Residential gateways are enabling television, data services, telephony and a host of new services to be delivered over IP networks. Our association with NDS will allow both companies to deliver to consumers new and innovative applications and services. We are delighted about joining NDS, and about the confidence our customers will have using our products, now backed by such an accomplished and innovative company. Jungo’s success was made possible by our extremely talented employees, whose expertise and teamwork gave us the ability to define and lead this market.”

Joel Fisch, Director, Intel Capital/Israel, Digital Home Investments and a Jungo investor commented “following our initial investment, Intel and Jungo joined forces to bring Linux-based solutions to the embedded gateway market. Jungo and Intel both continue to derive great value from this long-standing relationship which has served both parties well for the past five years. Intel Capital has supported Jungo in its financing rounds and is pleased to see Jungo become part of NDS, a great company with which Intel works closely.”

Tamir Fishman & Co. acted as an exclusive financial advisor to NDS Group in this transaction and Herzog Fox Neeman as its legal advisor in Israel. Jefferies Broadview acted as an exclusive financial advisor to Jungo, and Ori Rosen & Co. as its legal advisor.

Conference Call

A conference call is scheduled for 1600 GMT (or 1100 EST), Monday, December 4, 2006. The live webcast and conference call will be available at: http://investor.shareholder.com/nds/webcasts.cfm. Please register for the event now by clicking on the http://investor.shareholder.com/nds/eventdetail.cfm?eventid=32375 link on that page. For those of you who are not able to attend this live broadcast online, the presentation will be recorded and will be available for viewing on the same page three hours following the original broadcast.

An audio replay will also be available on www.nds.com from midday (GMT) December 5, 2006.

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Announcement

About NDS

NDS Group plc (NASDAQ: NNDS), a majority owned subsidiary of News Corporation, supplies open end-to-end digital technology and services to digital pay-television platform operators and content providers. See www.nds.com for more information about NDS.

About Jungo Ltd

Jungo Ltd is a leading provider of residential and business gateway software platforms and applications. Jungo’s flagship products, OpenRG, the residential gateway software platform, and OpenSMB, the small and medium gateway software platform, enable Original Equipment Manufacturers (OEMs) to bring broadband customer premises equipment (CPE) - such as residential gateways, triple play gateways, office-in-a-box gateways and firewall/VPN routers - to market quickly. Jungo also develops USBware, a complete embedded USB software stack for mobile handsets, set top boxes and other consumer devices, and WinDriver, a driver development toolkit that enables developers to create custom device drivers for a multitude of operating systems.

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Cautionary Statement Concerning Forward-looking Statements

This document contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s views and assumptions regarding future events and business performance as of the time the statements are made. Actual results may differ materially from these expectations due to changes in global economic, business, competitive market and regulatory factors. More detailed information about these and other factors that could affect future results is contained in our filings with the Securities and Exchange Commission. The “forward-looking statements” included in this document are made only as of the date of this document and we do not have any obligation to publicly update any “forward-looking statements” to reflect subsequent events or circumstance, except as required by law.

Media Contacts:

NDS
Cynthia Ritchie	T: +44 (0)20 8476 8378
Director, Public Relations	M: +44 (0)7799 768464

Shared Value for NDS	T: + 44 (0)20 7321 5010
Noah Schwartz, Vice President	M: +44 (0)7713 642 717

Breakaway Communications for NDS	T: + 1 212 616 6006
Kelly Fitzgerald, Managing Partner	M: + 1 917 731 5734

Jungo
Judy Fried, Jungo Ltd.	T: +972-9-8859365 ext. 132

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